UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2019

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

1180 North Town Center Drive, Suite 100 Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03.	Material Modification of Rights of Security Holders.

Effective at 9:00 a.m., EDT, on April 8, 2019, Marathon Patent Group, Inc. (the “Company”) will effect a four-for-one reverse stock split of its outstanding common stock, as announced in a press release of the Company.

The authority to implement a reverse stock split was approved by the Company’s stockholders at the Special Meeting of Stockholders held on December 11, 2018, and the Company’s Board of Directors subsequently adopted the reverse stock split. Upon the effectiveness of the reverse stock split, every four shares of issued and outstanding common stock before the open of business on April 8, 2019 will be combined into one issued and outstanding share of common stock, with no change in par value per share. The Company’s common stock will open for trading on Nasdaq on April 8, 2019 on a post-split basis.

The reverse stock split is primarily intended to bring the Company into compliance with the minimum average closing share price requirement for maintaining its listing on the Nasdaq Capital Market.  The Company’s common stock will continue to trade under the symbol “MARA”.

The reverse stock split will reduce the number of shares of the Company’s outstanding common stock from approximately 25,519,940 million shares to approximately 6,379,985 million shares. No fractional shares will be issued as a result of the reverse stock split. Any fractional shares that would result from the reverse stock split will be rounded up to the nearest whole share.

Shareholders holding share certificates will receive information from Equity Stock Transfer, the Company’s transfer agent, regarding the process for exchanging their shares of common stock. Shareholders with questions may contact our transfer agent by calling 212-575-5757.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Amendment to the Company’s Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On April 5, 2019, the Company issued a press release announcing the reverse stock split.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1	Amendment to the Certificate of Incorporation, effective April 8, 2019

99.1	Press Release dated April 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2019

MARATHON PATENT GROUP, INC.

By:	/s/ Merrick Okamoto
Name:	Merrick Okamoto
Title:	Chief Executive Officer